UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 25, 2012

FIRST NIAGARA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1556195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

(716) 819-5500

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders on April 25, 2012, the nominees for directors of the Company proposed were elected. On other business conducted at the Annual Meeting, stockholders approved our 2012 Equity Incentive Plan and our Executive Annual Incentive Plan. Stockholders also voted in favor of an advisory non-binding proposal to approve our executive compensation programs and policies. Lastly, they ratified the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2012. Stockholders cast votes as follows:

	Number of Votes
Matter Considered	For	Withheld
Election of Directors:
Roxanne J. Coady	252,408,360	5,262,199
Carl A. Florio	226,210,901	31,459,658
Nathaniel D. Woodson	252,552,958	5,117,601

Matter Considered
	For	Against	Abstain	Broker non-votes
Advisory non-binding vote to approve our executive compensation programs and policies	244,482,052	9,925,046	3,263,461	53,198,530

	For	Against	Abstain	Broker non- votes
Approval of the First Niagara Financial Group, Inc. 2012 Equity Incentive Plan	243,453,061	12,503,353	1,714,145	53,198,530

	For	Against	Abstain	Broker non- votes
Approval of the First Niagara Financial Group, Inc. Executive Annual Incentive Plan	243,894,266	12,499,063	1,277,230	53,198,530

	For	Against	Abstain
Ratification of KPMG LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2012	303,811,486	6,243,581	814,022

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: April 26, 2012	By:	/s/ Gregory W. Norwood
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)